MAURICE J. BATES, L.L.C.
                                 ATTORNEY AT LAW
                                               ----------------------
                          5910 NORTH CENTRAL EXPRESSWAY
                                   Suite 1480
                              DALLAS , TEXAS 75206

                            Telephone (214) 237-3243
                               Fax (214) 237-3235

                                                              December 11, 2000
Aarica Holdings, Inc.
1000 Winderley Place, Suite 124
Maitland, Florida 32751

         Re: Registration Statement on Form SB-2
         Offering of 1,000,000 Units by the Company

Gentlemen:

         I have acted as counsel to Aarica Holdings, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, (the "Securities Act"), of 1,000,000 units, each unit consisting of one share (the "Shares") of common stock, $.01 par value, (the "Common Stock") and one Redeemable Common Stock Purchase Warrant (the "Warrants") to purchase one share of Common Stock of the Company (the "Units") to be offered to the public by the Company in a firm commitment underwriting by Institutional Equity Corporation. The Registration Statement (defined below) also includes 150,000 additional Units to cover over-allotments, if any. The Shares subject to the Underwriter's over-allotment option will be purchased from certain selling shareholders of the Company and the Warrants included in such Units will be issued by the Company.

         A registration statement on Form SB-2 (SEC File No. 333-43794) was filed with the Securities and Exchange Commission on August 15, 2000 (the "Registration Statement") and Amendment No. 1 thereto is being filed herewith. In connection with rendering this opinion I have examined executed copies of the Registration Statement and all exhibits thereto and Amendment No. 1 and all exhibits thereto. I have also examined and relied upon the original, or copies certified to my satisfaction, of (i) the Articles of Incorporation and the By-laws of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Units, the Common Stock and the Warrants, and related matters, and (iii) such other agreements and instruments relating to the Company as I deemed necessary or appropriate for purposes of the opinion expressed herein. In rendering such opinion, I have made such further investigation and inquiries relevant to the transaction contemplated by the Registration Statement as I have deemed necessary for the opinion expressed herein, and I have relied, to the extent I deemed reasonable, on certificates and certain other information provided to me by officers of the Company and public officials as to matters of fact of which the maker of such certificate or the person providing such other information had knowledge.

         Furthermore, in rendering my opinion, I have assumed that the signatures on all documents examined by me are genuine, that all documents and corporate record books submitted to me as originals are accurate and complete, and that all documents submitted to me are true, correct and complete copies of the originals thereof.

         Based upon the foregoing, I am of the opinion that the Units, the Shares, the Warrants and the shares of Common Stock issuable upon the exercise of the Warrants, to be issued by the Company as described in the Registration Statement, have been duly authorized for issuance and sale and the Units, the Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants, when issued by the Company, will be validly issued, fully paid and nonassessable.

         I  hereby  consent  to the  reference  to my firm  in the  Registration
Statement and the filing of this opinion as an exhibit to the Registration Statement.



                                                     Very truly yours,

                                                     Maurice J. Bates, L.L.C.


                                                     By: /s/ Maurice J. Bates
                                                          Maurice J. Bates